Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-2, Form S-3 and Form S-8, of our report dated February 8, 2001, with respect to the financial statements of Protein Polymer Technologies, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2002.

                                /S/ ERNST & YOUNG LLP

San Diego, California
March 21, 2003